UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In furtherance of Bioanalytical Systems, Inc.’s (the “Company”) previously disclosed intention to expand the Company’s toxicology facility in Mt. Vernon, Indiana, on September 28, 2018 the Company and First Internet Bank (“FIB”) entered into an amendment (the “Third Amendment”) to the Credit Agreement by and between the parties dated June 23, 2017, as amended July 2, 2018 and September 6, 2018 (as amended, the “Credit Agreement”) to provide the Company a construction draw loan in a principal amount not to exceed $4,445,000 and an equipment draw loan in a principal amount not to exceed $1,429,250 (collectively, the “Loans”). Each Loan matures March 28, 2025.

Subject to certain conditions precedent, each Loan permits the Company to obtain advances aggregating up to the maximum principal amount available for such Loan through March 28, 2020. Amounts outstanding under the Loans bear interest at a fixed per annum rate of 5.20%. Each Loan requires monthly payments of accrued interest on amounts outstanding through March 28, 2020, and thereafter monthly payments of principal and interest on amounts then outstanding through maturity.

Following the execution of the Third Amendment, the Company’s obligations under the Credit Agreement (including with respect to the Loans) remain guaranteed by BAS Evansville, Inc. (“BASEV”), and Seventh Wave Laboratories, LLC (“SWL”). The Company’s obligations under the Credit Agreement and BASEV’s and SWL’s obligations under their respective Guaranties are secured by first priority security interests in substantially all of the assets of the Company, BASEV, and SWL, respectively, as well as mortgages on the Company’s and BASEV’s facilities in West Lafayette, Indiana and Evansville, Indiana, respectively. The various restrictive covenants under the Credit Agreement remain substantially consistent, provided that the parties agreed to modify the computation of the minimum debt service coverage ratio (but, not the ratio itself) to exclude certain unfunded capital expenditures related to building expansion costs incurred during fiscal 2018 and 2019 from the computation.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Third Amendment, a copy of which is filed as an exhibit to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Third Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

10.1.	Third Amendment to Credit Agreement, dated September 28, 2018, by and between the Company and FIB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bioanalytical Systems, Inc.

Date: October 4, 2018	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff Chief Financial Officer, Vice President—Finance

Exhibit Index

Exhibit No.	Description

10.1.	Third Amendment to Credit Agreement, dated September 28, 2018, by and between the Company and FIB